                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                STERLING BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                STERLING BANCORP
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[STERLING BANCORP LOGO]             650 FIFTH AVENUE / NEW YORK, N.Y. 10019-6108

LOUIS J. CAPPELLI
      CHAIRMAN
 & CHIEF EXECUTIVE
      OFFICER


                                                                  March 31, 2005


Dear Shareholder:


Sterling's Annual Meeting of Shareholders will be held on Thursday, May 5, 2005, at 10:00 A.M., at The University Club, One West 54th Street, New York, New York 10019, for the purpose of electing directors and to transact any other business as may come before the meeting. You are invited to attend this Annual Meeting.



It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Proxy material for the meeting accompanies this letter. You may vote your shares by using a toll free telephone number or on the Internet (see the instructions on the accompanying proxy card) or you may sign, date and mail the proxy card in the postage paid envelope provided.


Thank you for your continued interest and support.

                                         Sincerely,

                          /s/ Louis Cappelli

                            [STERLING BANCORP LOGO]
                                STERLING BANCORP

                   650 FIFTH AVENUE, NEW YORK, NY 10019-6108

                            NOTICE OF ANNUAL MEETING


                                  MAY 5, 2005



     The Annual Meeting of Shareholders of Sterling Bancorp will be held on Thursday, May 5, 2005, at 10:00 A.M., New York City time, at The University Club, One West 54th Street, New York, New York 10019, to consider and act upon the following matters:



          1. Election of 9 directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.



          2. Such other matters as may properly come before the meeting or any adjournment thereof.



     The close of business on March 25, 2005 has been fixed as the record date for the meeting. Only shareholders of record at that time are entitled to notice of, and to vote, at the Annual Meeting.


                                   IMPORTANT

     WE URGE THAT YOU SIGN, DATE AND SEND IN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, OR TO VOTE VIA THE TOLL FREE TELEPHONE NUMBER OR VIA THE INTERNET AS INSTRUCTED ON THE PROXY CARD, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. SENDING IN YOUR PROXY OR VOTING BY TELEPHONE OR ON THE INTERNET WILL NOT PREVENT YOU FROM VOTING YOUR SHARES PERSONALLY AT THE MEETING, SINCE YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                       By Order of the Board of Directors

                                                    MONICA LERCHER
                                                  Corporate Secretary

March 31, 2005

                            [STERLING BANCORP LOGO]

                                STERLING BANCORP
                                650 Fifth Avenue
                           New York, N.Y. 10019-6108
                               ------------------

                                PROXY STATEMENT

                               ------------------


                                 MARCH 31, 2005



     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sterling Bancorp (the "Company") with respect to the Annual Meeting of Shareholders of the Company to be held on May 5, 2005. Any proxy given by a shareholder may be revoked at any time before it is voted by giving appropriate notice to the Corporate Secretary of the Company or by delivering a later dated proxy or by a vote by the shareholder in person at the Annual Meeting. Proxies in the accompanying form which are properly executed by shareholders and duly returned to the Company and not revoked will be voted for all nominees listed under "Election of Directors" and on other matters in accordance with the Board of Directors' recommendations, unless the shareholder directs otherwise. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 11, 2005.



     The outstanding shares of the Company at the close of business on, March 25, 2005 entitled to vote at the Annual Meeting consisted of 18,290,641 common shares, $1 par value (the "Common Shares").



     The Common Shares are entitled to one vote for each share on all matters to be considered at the meeting and the holders of a majority of such shares, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on March 25, 2005 are entitled to vote at the Annual Meeting.



                             ELECTION OF DIRECTORS



     Nine directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders to be held on May 5, 2005, to serve until the next Annual Meeting and until their respective successors have been elected. It is intended that, unless authority to vote for any nominee or all nominees is withheld by the shareholder, a properly executed and returned proxy will be voted in favor of the election as directors of the nominees named below. All nominees are members of the present Board of Directors, having been elected at the 2004 Annual Meeting of Shareholders. There is no family relationship between any of the nominees or executive officers. In the event that any of the nominees shall not be a candidate, the persons designated as proxies are authorized to substitute one or more nominees, although there is no reason to anticipate that this will occur.


     Assuming the presence of a quorum, directors are elected by a plurality of the votes cast. Abstentions and broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares held in street name for a customer) will have no effect on the election of directors.

     The information set forth below has been furnished by the nominees(1):



                                                                           YEAR
      NAME, PRINCIPAL OCCUPATION FOR LAST FIVE YEARS,                    ELECTED A
      BUSINESS EXPERIENCE, DIRECTORSHIP OF THE COMPANY                   DIRECTOR
        AND OF STERLING NATIONAL BANK (THE "BANK"),                       OF THE
     A SUBSIDIARY OF THE COMPANY, AND OTHER INFORMATION         AGE       COMPANY
     --------------------------------------------------         ---      ---------
Robert Abrams                                                   66         1999
  Member, Stroock & Stroock & Lavan LLP (since 1994); former
  Attorney General of the State of New York (1979-1993);
  former Bronx Borough President (1970-1978)

Joseph M. Adamko*                                               72         1992
  Former Managing Director, Manufacturers Hanover Trust Co.
  (now J.P. Morgan Chase & Co.) (1983-1992)

Anthony E. Burke                                                58       2004**
  Director and Treasurer of Richmond County Savings
  Foundation (since 1998) and Director of Peter B. Cannell &
  Co. (since 1999); former President, Chief Operating
  Officer and Director of New York Community Bank and
  Richmond County Savings Bank (1997-2003)

Louis J. Cappelli*                                              74         1971
  Chairman of the Board and Chief Executive Officer of the
  Company (since 1992); Chairman of the Board of the Bank
  (since 1992)

Walter Feldesman*                                               87         1975
  Counsel, Brown Raysman Millstein Felder & Steiner LLP
  (since 2002); Counsel, Baer Marks & Upham (1993-2001)

Fernando Ferrer                                                 54         2002***
  Former President, Drum Major Institute for Public Policy
  (2002-2004); former Bronx Borough President (1988 - 2002)

Allan F. Hershfield                                             73         1994
  President, Resources for the 21st Century (since 1998);
  former President, Fashion Institute of Technology (1992 -
  1997)

Henry J. Humphreys                                              76         1994
  Counselor-Permanent Observer, Mission of the Sovereign
  Military Order of Malta to the United Nations (since
  1998); former Chancellor and Chief Operating Officer,
  American Association of the Sovereign Military Order of
  Malta (1991-2000)

John C. Millman*                                                62         1988
  President of the Company (since 1992); President and Chief
  Executive Officer of the Bank (since 1987)

Eugene T. Rossides*                                             77         1989
  Retired Senior Partner, Rogers & Wells LLP (now Clifford
  Chance US LLP) (1973-1993); former Assistant Secretary,
  United States Treasury Department (1969-1973)


---------------


  * Member of the Executive Committee.



 ** Appointed at a regular meeting of the Board of Directors of Company held on May 20, 2004.



*** Appointed at a regular meeting of the Board of Directors of Company held in November 21, 2002.



(1) As set forth in the current report on Form 8-K of Sterling filed with the Securities and Exchange Commission on February 15, 2004, Anthony E. Burke has notified the Company that he will not be standing for re-election at the Annual Meeting of Shareholders to be held on May 5, 2005.


     Each nominee is currently a director of the Bank.


     Reference is made to "Security Ownership of Directors and Executive Officers and Certain Beneficial Owners" on page 14 for information as to the nominees' holdings of the Company's equity securities.

EXECUTIVE COMPENSATION AND RELATED MATTERS


     The following table sets forth information concerning the compensation for the Company's last three completed fiscal years with respect to its chief executive officer and the four other most highly compensated executive officers who served as such at December 31, 2004.


                           SUMMARY COMPENSATION TABLE


                                                                           LONG TERM COMPENSATION
                                                        ANNUAL          ----------------------------
                                                     COMPENSATION        RESTRICTED     SECURITIES      ALL OTHER
                                                 --------------------      SHARE        UNDERLYING       COMPEN-
   NAME AND PRINCIPAL POSITION      AGE   YEAR   SALARY($)   BONUS($)   AWARDS($)(1)   OPTIONS(#)(2)   SATION($)(3)
   ---------------------------      ---   ----   ---------   --------   ------------   -------------   ------------
Louis J. Cappelli                   74    2004     693,693         *                                      46,180
  Chairman of the Board and               2003     672,113   825,000                                     170,268
  Chief Executive Officer,                2002     651,929   825,000     1,378,000        45,000         119,498
  Sterling Bancorp
  Chairman of the Board,
  Sterling National Bank
John C. Millman                     62    2004     429,497         *                                      10,086
  President,                              2003     416,136   350,000                                      74,237
  Sterling Bancorp                        2002     403,639   350,000       275,600        36,000          80,815
  President and Chief Executive
  Officer,
  Sterling National Bank
John W. Tietjen                     60    2004     223,500    82,000                                       2,812
  Executive Vice President,               2003     215,000    82,000                                      21,144
  Treasurer and Chief Financial           2002     207,500   100,000                      36,000          14,323
    Officer,
  Sterling Bancorp
  Executive Vice President
  Sterling National Bank
John A. Aloisio                     62    2004     235,000    50,000                                       3,571
  Senior Vice President,                  2003     227,500    77,000                                      18,429
  Sterling Bancorp                        2002     220,000    65,000                      27,000          15,696
  Executive Vice President,
  Sterling National Bank
Howard M. Applebaum                 46    2004     195,000   100,000                                         470
  Senior Vice President,                  2003     175,500    77,000                                      13,796
  Sterling Bancorp                        2002     169,500    65,000                      18,000          10,770
  Executive Vice President,
  Sterling National Bank


---------------


(1) Effective February 6, 2002, Messrs. Cappelli and Millman were granted 50,000 and 10,000 Common Shares, respectively, which Common Shares are subject to restrictions and as to which dividends are payable. Such restrictions lapse as to 25% of the Common Shares on the first through fourth anniversaries of the effective date of the grant. As of December 31, 2004, after adjustment to reflect the six for five share split in the form of a twenty percent share dividend in 2004, Messrs. Cappelli and Millman, respectively, owned 45,000 and 9,000 Common Shares, subject to restriction valued at $1,271,250 and $254,250.



(2) In November 2004, the Board of Directors increased the number of Common Shares underlying all previously granted options and correspondingly decreased the applicable option exercise price to reflect a six for five share split in the form of a twenty percent share dividend declared on November 18, 2004 and paid on December 8, 2004.



(3) Represents for each executive, the term life insurance premiums paid by the Company on his behalf, and as to Mr. Cappelli, includes premiums paid by the Company for split-dollar life insurance policies insuring the joint lives of him and his spouse. This insuring of joint lives reduces the premiums paid for the coverage. Premiums paid by the Company will be refunded to the Company on termination of the split-dollar policies. The value of the benefits to Mr. Cappelli of the premiums paid by the Company on the split-dollar policies and included in the figure for 2004 was $43,534. This does not include any amount with respect to the split-dollar policies entered into in connection with Mr. Cappelli's participation in the Company's Mutual Benefit Exchange Program (see "Retirement Plans" below). As to Messrs. Millman, Tietjen, Aloisio and Applebaum, includes the value of benefits of the premiums paid by the Company on split-dollar policies insuring the life of each executive officer, in the amount of $9,858, $2,584, $3,343 and $242, respectively.



* In light of the restatement of the Company's financial statements, as discussed in the Company's Form 8-K dated March 15, 2005 (and discussed further in Note 2 to the consolidated financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 2004), the Compensation Committee has decided that it is appropriate to postpone the determination of bonuses to be awarded to the Company's Chairman/CEO and President, until the Committee has had ample opportunity to evaluate the quantitative and qualitative performance measures, pursuant to the Company's Key Executive Bonus Plan.



     Employment Contracts. The Company has agreements with Messrs. Cappelli and Millman which currently provide for terms extending until December 31, 2009 and December 31, 2007, respectively, and contain change of control provisions entitling each of them to a lump-sum cash payment in an amount equal to three times his average annual compensation during the Company's three fiscal years preceding the date of termination and the continuation of health and similar benefits for a period of 36 months following termination if he is terminated within two years of a change in control. Messrs. Cappelli and Millman each also have thirteen months after a change of control to terminate employment for any reason and receive the severance benefits. These agreements were entered into upon the recommendation of the Board's Compensation Committee in 1993, and approved by the Board of Directors, were amended and restated in 2002 and were further amended in February 2003, February 2004 and March 2005. The Company also has change of control agreements with other executive officers, including Messrs. Tietjen, Aloisio and Applebaum, providing for guaranteed severance payments equal to two times the annual compensation of the officer and continuation of health and similar benefits for the applicable period if the officer is terminated within two years following a change of control. All change of control agreements provide for cash payments in amounts necessary to ensure that the payments made thereunder are not subject to reduction due to the imposition of excise taxes payable under Internal Revenue Service Code Section 4999 or any similar tax.



     Retirement Plans. In November 1984, (1) the Sterling Bancorp/Sterling National Bank Employees' Retirement Plan (the "New Plan"), a defined benefit plan which covers all of their respective eligible employees, was adopted and
(2) the separate defined benefit plans (the "Old Plans") previously maintained by Sterling National Bank and Standard Financial Corporation (since merged into the Company) were terminated, vesting the benefits of the participants in the Old Plans for all years of credited service. The New Plan gives credit for credited service under the Old Plans but provides, in substance, for a participant's vested benefits under the Old Plans to be offset against the benefits to be provided the participant under the New Plan. Accordingly, the retirement benefits to be provided to a continuing employee can be determined simply by reference to the provisions of the New Plan.



     An employee becomes eligible for participation in the New Plan upon the attainment of age 21 and the completion of one year of service. All contributions required by the New Plan are made by the employers and no employee contributions are required or permitted.



     The Internal Revenue Code imposes limitations on the retirement benefits payable to more highly compensated employees. The Company has a Supplemental Executive Retirement Plan for designated employees (the "Supplemental Plan"), which provides for supplemental retirement payments to such persons in amounts equal to the difference between retirement benefits such persons actually receive under the Company's plans and the amount which would have been received were such Internal Revenue Code limitations not in effect.



     The following table sets forth the estimated annual retirement benefits under the above plans, on a life annuity and guaranteed ten-year certain basis, payable to persons in specified remuneration and years of service classifications, not subject to any offset amount.


                               PENSION PLAN TABLE

  HIGHEST
CONSECUTIVE
 FIVE YEAR
  AVERAGE                             ESTIMATED ANNUAL RETIREMENT BENEFIT AT AGE 65 FOR
COMPENSATION                               REPRESENTATIVE YEARS OF CREDITED SERVICE
  IN LAST      ------------------------------------------------------------------------------------------------
  10 YEARS        10         15         20         25         30         35         40         45         50
------------   --------   --------   --------   --------   --------   --------   --------   --------   --------
 $  100,000    $ 14,760   $ 22,140   $ 29,520   $ 36,900   $ 44,280   $ 51,660   $ 59,040   $ 66,420   $ 73,800
    200,000      29,760     44,640     59,520     74,400     89,280    104,160    119,040    133,920    148,800
    300,000      44,760     67,140     89,520    111,900    134,280    156,660    179,040    201,420    223,800
    400,000      59,760     89,640    119,520    149,400    179,280    209,160    239,040    268,920    298,800
    500,000      74,760    112,140    149,520    186,900    224,280    261,660    299,040    336,420    373,800
    600,000      89,760    134,640    179,520    224,400    269,280    314,160    359,040    403,920    448,800
    700,000     104,760    157,140    209,520    261,900    314,280    366,660    419,040    471,420    523,800
    800,000     119,760    179,640    239,520    299,400    359,280    419,160    479,040    538,920    598,800
    900,000     134,760    202,140    269,520    336,900    404,280    471,660    539,040    606,420    673,800
  1,000,000     149,760    224,640    299,520    374,400    449,280    524,160    599,040    673,920    748,800
  1,100,000     164,760    247,140    329,520    411,900    494,280    576,660    659,040    741,420    823,800

     Annual benefits are calculated on the highest consecutive five-year average compensation during the ten years preceding retirement as provided in the New Plan.

     The pensions computed under the New Plan are equal to the sum of:

          (1) 1.2% of the average compensation up to $8,000, multiplied by the number of years of credited service, plus

          (2) 1.5% of the average compensation in excess of $8,000, multiplied by the number of years of credited service.


     Average compensation under the New Plan includes salary compensation but not other types of compensation; bonus compensation for designated senior management executives is included in average compensation under the Supplemental Plan as currently in effect.



     The current number of years of service credited to Messrs. Cappelli, Millman, Tietjen, Aloisio and Applebaum are 53, 28, 15, 14 and 13, respectively.


     The annual benefits shown in the above table are payable at age 65 and are based on average compensation and credited service at age 65. Participants that remain employed beyond age 65 are credited with accruals for years of service after such age. Such participants may elect to receive benefits as early as age 65 while working. Absent this election, the accrued benefit at age 65 (along with any accruals earned subsequent) are actuarially adjusted to reflect the delayed receipt of the benefit.


     In 2000 and 2004, Mr. Cappelli elected to participate in the Company's Mutual Benefit Exchange Program (the "Program"), pursuant to which he relinquished his right to receive an annual retirement benefit at his then age (69 years, 6 months, and 73 years, 1 month, respectively) of $236,516 and $363,876, respectively, under the Supplemental Plan (these amounts represent a portion of his then accrued benefit under the defined benefit portion of the Supplemental Plan) in exchange for the Company's payment of premiums under additional split-dollar life insurance policies. Pursuant to calculations prepared for the Company by actuaries, the present value of the costs of these policies to the Company is not expected to exceed the present value of the supplemental plan benefits relinquished by Mr. Cappelli under the Program.


Options


     The following table sets forth information as to options held at December 31, 2004 by each of the executive officers named in the Summary Compensation Table. No new options were granted to the executive officers during the fiscal year ended December 31, 2004.



     In order to permit option holders to retain their potential proportionate interest in the Company following a six for five share split in the form of a twenty percent share dividend payable on December 8, 2004, the number of Common Shares underlying options previously granted under the Company's Share Incentive Plan was increased by twenty percent and the exercise price of all such options was decreased by 16.7 percent. This adjustment was required to ensure that the value of the options was neither increased nor decreased on account of the share dividend.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES


                                                           NUMBER OF COMMON
                                                           SHARES UNDERLYING
                                                          UNEXERCISED OPTIONS       VALUE OF UNEXERCISED OPTIONS
                                                       -------------------------   -------------------------------
                       SHARES ACQUIRED      VALUE                       NON-                             NON-
NAME                     ON EXERCISE     REALIZED($)   EXERCISABLE   EXERCISABLE   EXERCISABLE($)   EXERCISABLE($)
----                   ---------------   -----------   -----------   -----------   --------------   --------------
Louis J. Cappelli....       15,000         295,050       661,608       38,139        11,684,464           795,928
John C. Millman......       22,970         409,325       213,902       30,786         3,706,175           387,546
John W. Tietjen......        6,000         116,160        83,960       74,301         1,380,688         1,360,074
John A. Aloisio......        9,153         193,677        80,357       73,000         1,373,201         1,324,424
Howard M. Applebaum..       11,432         210,920        52,256        4,942           904,100            62,212

BOARD COMPENSATION REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's policies applicable to the executive officers are described in the following report.

                         COMPENSATION COMMITTEE REPORT


     The Compensation Committee is comprised of three independent directors and operates pursuant to a written Charter that is available on our website at http//www.sterlingbancorp.com/ir/governance.cfm. During the 2004 fiscal year, the Compensation Committee held four meetings. The purpose of the Compensation Committee is to (i) evaluate the performance and determine the compensation of the Company's Chief Executive Officer and President, (ii) to make recommendations to the Board of Directors with respect to the Company's compensation philosophy and programs and (iii) to produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission.



     In accordance with the Committee's Charter, in determining the long-term incentive component of the compensation of the Chief Executive Officer and the President, the Committee considers the Company's performance and relative shareholder return, the value of similar incentives to Chief Executive Officers and Presidents at comparable companies, and the awards given to the Chief Executive Officer and President in past years.



     The continuing policy of the Company, originally adopted by the Board of Directors in 1993 on the recommendation of our Committee, and subsequently reaffirmed by the Committee upon regular review, is:



          "Company policy should be to make a meaningful part of the compensation of executive officers be based on performance. While the relative importance of performance measures may vary from year to year in line with corporate business plans and the Committee's judgment, the measures would include, amongst other criteria, earnings, return on assets, return on equity, loan and deposit growth."



     With respect to the Company's Chairman/Chief Executive Officer and President, their employment agreements, as mandated by our Committee, provide for annual performance bonuses to be based on quantitative (financial) performance elements set by the Committee together with its evaluation of relevant qualitative (non-financial) performance measures, having regard to the broad criteria described above as set forth in the Committee's Charter. Such quantitative factors include growth of consolidated earnings, improvement of return on assets and return on equity, and growth of loans, and deposits and customer repurchase agreements. Performance should represent meaningful growth over the appropriate base period.



     In light of the restatement of the Company's financial statements, as set forth in the Company's Form 8-K filing dated March 15, 2005, the Compensation Committee has decided that it is appropriate to postpone the determination of bonuses to be awarded to the Company's Chairman/Chief Executive Officer and President, until the Committee has had an ample opportunity to evaluate the beforementioned quantitative and qualitative performance measures, pursuant to the Company's Key Executive Bonus Plan.



     After evaluating the significant contributions made by Messrs. Cappelli and Millman and the demanding responsibilities undertaken by them, our Committee determined that the terms of their Employment Agreements be extended to December 31, 2009 and December 31, 2007, respectively.

     The Compensation Committee currently intends for compensation paid to the Company's executive officers to be tax deductible to the Company pursuant to
Section 162(m) of the Internal Revenue Code. Section 162(m) provides that compensation paid to executive officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, the compensation is performance-based, is established by an independent committee of Directors, is objective and the plan or agreement providing for compensation has been approved in advance by the shareholders. The Compensation Committee believes that tax deductibility is an important consideration in determining compensation for our senior executive officers. We retain the flexibility to pay compensation to senior executive officers based on other considerations if we believe that doing so is in the best interest of shareholders.



Dated: March 15, 2005



WALTER FELDESMAN, CHAIR          HENRY J. HUMPHREYS          ALLAN F. HERSHFIELD

PERFORMANCE GRAPH


     The following graph sets forth a comparison of the percentage change in the cumulative total shareholder return on the Company's Common Shares compared to the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500 Index"), and the Keefe, Bruyette & Woods 50 Index (the "KBW 50 Index"). The share price performance shown on the graph below is not necessarily indicative of future performance.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   AMONG STERLING BANCORP, THE S&P 500 INDEX
                              AND THE KBW 50 INDEX

[COMPARISON LINE GRAPH]


--------------------------------------------------------------------------------
                        12/99     12/00     12/01     12/02     12/03     12/04
--------------------------------------------------------------------------------
 STERLING BANCORP      100.00    155.50    234.16    259.68    361.67    442.22
 S & P 500             100.00     90.89     80.09     62.39     80.29     89.02
 KBW 50                100.00    120.06    115.11    107.00    143.42    157.83


---------------

* $100 invested on 12/31/99 in Stock or Index. Including reinvestment of dividends. Fiscal year ending December 31.

MEETINGS AND ATTENDANCE OF DIRECTORS; CERTAIN COMMITTEES; CORPORATE GOVERNANCE PRACTICES; FEES


     During the year ended December 31, 2004, the Board of Directors of the Company held five regularly scheduled meetings. In addition, various committees of the Board met at regular meetings. No director attended fewer than 75% of the meetings he was required to attend.



     The Company has standing Audit, Compensation and Corporate Governance and Nominating Committees, as well as an Executive Committee and an administrative Retirement Committee.



     Audit Committee. The members of the audit committee (the "Audit Committee") are Messrs. Adamko (chair), Feldesman, Humphreys and Rossides. The Audit Committee held six meetings during the year ended December 31, 2004. In carrying out its responsibilities, the Audit Committee engaged independent accountants, established hiring policies for former employees of the independent accountants and established certain complaint procedures for both employees and shareholders. The Board has determined that each of the members of the Audit Committee is "independent" as that term is defined in the applicable New York Stock Exchange (the "NYSE") listing standards and regulations of the Securities and Exchange Commission (the "SEC") and all members are financially literate as required by the applicable NYSE listing standards. In addition the Board has determined that at least one member of the Audit Committee has the financial expertise required by the applicable NYSE listing standards and is an "Audit Committee Financial Expert" as defined by applicable standards of the SEC. The Board has designated the Audit Committee chairman, Mr. Adamko, as an Audit Committee Financial Expert.



     Compensation Committee. The members of the compensation committee (the "Compensation Committee") are Messrs. Feldesman (chair), Humphreys and Hershfield. The Board of Directors has determined that all members of the Compensation Committee are "independent" as that term is defined by the applicable NYSE listing standards. The Compensation Committee reports to the Board on issues concerning executive officer compensation, including the relationship between compensation and performance and the measures of performance to be considered, and concerning the compensation and other key terms of employment agreements. (See "Compensation Committee Report" on page 6 of this Proxy Statement.) The Compensation Committee held four meetings during the year ended December 31, 2004.



     Corporate Governance and Nominating Committee. The members of the corporate governance and nominating committee (the "Corporate Governance and Nominating Committee") are Messrs. Rossides (chair), Humphreys and Hershfield. The Board has determined that all of the members of the Corporate Governance and Nominating Committee are "independent" as the term is defined by the applicable NYSE listing standards. The Corporate Governance and Nominating Committee evaluates the following criteria, as set forth in the Company's Corporate Governance Guidelines, in making recommendations to the Board of Directors for director nominees:



     - personal qualities and characteristics, accomplishments and reputation in the business community;



     - current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business;



     - ability and willingness to commit adequate time to Board and committee matters;



     - the fit of the individual's skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company; and



     - diversity of viewpoints, background experience and other demographics.



     The Committee will evaluate nominees for director, submitted by shareholders pursuant to the procedure outlined in this Proxy under the heading "2006 Annual Meeting" using the above mentioned criteria.



     The Corporate Governance and Nominating Committee held three meeting during the year ended December 31, 2004.



     Retirement Committee. The members of the retirement committee (the "Retirement Committee") are Messrs. Cappelli (chair), Millman, Tietjen and Humphreys and Ms. Elizabeth DeBaro.

     The Retirement Committee is an administrative committee that meets periodically to review applications submitted by plan members for distributions under the Company's Retirement Plan. The Retirement Committee held three meetings during the year ended December 31, 2004.



     Executive Committee. The members of the executive committee (the "Executive Committee") are Messrs. Cappelli (chair), Millman, Adamko, Feldesman and Rossides. The Executive Committee has the authority to act on most matters that the full Board of Directors could have acted on during intervals between Board meetings. During the year ended December 31, 2004, the Executive Committee held one meeting.



     All of the Directors on the slate were in attendance at the 2004 Meeting of Shareholders. There is no corporate policy concerning Board Members' attendance at Annual Shareholder Meetings.



CORPORATE GOVERNANCE PRACTICES



     The Board of Directors has long been committed to sound and effective corporate governance practices.



     The Company's management has closely reviewed, internally and with the Board of Directors, the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the SEC and the NYSE corporate governance listing standards regarding corporate governance policies and procedures. As a result of this review process, the Board of Directors made certain revisions to the charter setting forth the powers and responsibilities of the Audit Committee to reflect changes in the implementation of internal controls rules that apply to the Audit Committee. (A copy of the revised Audit Committee charter is attached as Annex A to this proxy statement.) The Company had also reviewed and decided not to modify charters of the Compensation Committee and the Corporate Governance and Nominating Committee adopted in 2003. The Board continues to monitor guidance from the SEC, the NYSE and other relevant agencies regarding corporate governance procedures and policies and will continue to assess these charters to ensure full compliance with the applicable requirements.



     Director Independence. A majority of the members of the Board have historically been independent and key committees are comprised solely of independent directors in accordance with applicable SEC and NYSE rule requirements. The Board has determined that a majority of the current directors are "independent" as that term is defined by applicable SEC and NYSE rules. These independent directors are:


                                 Robert Abrams

                                Anthony E. Burke

                                Joseph M. Adamko
                                Walter Feldesman
                                Fernando Ferrer
                              Allan F. Hershfield
                               Henry J. Humphreys
                               Eugene T. Rossides


     Code of Ethics. In November 2003, the Board adopted a Code of Ethics for the Company's Board of Directors, officers and employees in order to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which the Company is subject. All directors, officers and employees of the Company are expected to be familiar with the Code of Ethics and to adhere to its principles and procedures.



     Corporate Governance Guidelines. The Board adopted a comprehensive set of Corporate Governance Guidelines on November 21, 2003. These guidelines address a number of important governance issues including director independence, criteria for Board membership, dealings of the Board in executive session, expectations regarding attendance and participation in meetings, authority of the Board and committees to engage outside independent advisors as they deem appropriate, succession planning for the Chief Executive Officer and annual Board evaluation.



     Procedures for Communications to the Board of Directors, Audit Committee and Non-Management Directors. The Board has adopted procedures for the Company's shareholders and other interested parties to communicate regarding (i) accounting, internal accounting controls or auditing matters to the Board's Audit

Committee and (ii) other matters to the non-management directors of the Board entitled "Method for Interested Persons to Communicate with Non-management Directors and Audit Committee Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls or Auditing Matters." Communications should be made, pursuant to such procedures, to the Company's Director of Human Resources at 145 East 40th Street, New York, New York 10016, or by e-mail to HRdir.corpgov@sterlingbancorp.com. The Company also adopted a separate procedure for employees to confidentially communicate concerns regarding questionable accounting and auditing matters on an anonymous basis.



     Copies of the Company's current corporate governance documents, including the Company's Corporate Governance Guidelines, Code of Ethics, Method for Interested Persons to Communicate with Non-management Directors, as well as the current charters of the Audit, Corporate Governance and Nominating and Compensation Committees, are available on the investor relations section of the Company's website at www.sterlingbancorp.com/ir/investor.cfm. Requests by shareholders for printed versions of these documents should be made to the attention of the Corporate Secretary of the Company.


DIRECTOR FEES


     Directors who are not salaried officers receive fees for attendance at Board and committee meetings. Beginning with the third quarter of 2004 each eligible director receives $1,325 for attending each Board meeting, $800 for attending each committee meeting and a $500 supplemental payment in December of each year. Prior to the third quarter each eligible director received $1,250 for attending Board meetings and $750 for attending committee meetings. In 2000, non-employee directors were granted options for 4,356* Common Shares on the last day a trade was reported in June 2000, and on the last day a trade is reported in each July from July 2001 through July 2004. Additionally, pursuant to the adoption of an automatic grant of options in 2002, non-employee directors are to be granted options for 4,500* Common Shares on the last day a trade is reported in June, for each of the years 2003 through 2006. The options are nonqualified share options exercisable in four equal installments, commencing on the first anniversary of the date of grant and expiring on the fifth anniversary of such date; provided, however, that they become immediately exercisable in the event of a change in control of the Company. The exercise price is equal to 100% of the fair market value of the Common Shares on the date of grant. Upon termination of the services of a director who is not also a salaried officer, all options then exercisable may be exercised for a period of three months, except that if termination is by reason of death, the legal representative of such deceased director has six months to exercise all options regardless of whether the decedent could have exercised them. Expenses of directors incurred in traveling to Board and committee meetings are reimbursed by the Company. The chair of the Audit Committee received an annual stipend of $7,500 for service in such capacity in lieu of Audit Committee meeting fees, through the second quarter of 2004. Beginning with the third quarter of 2004, the stipend paid to the chair of the Audit Committees was reduced to $2,500 per year and the chair was paid for his attendance at Committee meetings. Additionally beginning in the third quarter of 2004 the chairs of the Compensation Committee and Corporate Governance and Nominating Committee received an annual stipend of $1,000 for services, payable quarterly.


---------------

* Inclusive of adjustment for share dividends declared on Common Shares.

AUDIT FEES



     The following shows information about fees billed to the Company by KPMG LLP ("KPMG").



                                                                   PERCENTAGE OF 2004
                                                                   SERVICES APPROVED
                                                      2004         BY AUDIT COMMITTEE         2003
                                                ----------------   ------------------   ----------------
                                                ($ IN THOUSANDS)                        ($ IN THOUSANDS)
Audit fees....................................        914(a)              100                 320
Audit-related fees(b).........................         47                 100                  41
Tax fees(c)...................................        180                 100                 181
All other fees................................          0                 N/A                  12


---------------

     (a) Audit fees for 2004 constitute fees for an "integrated audit" comprising audits of the Company's financial statements and its internal control over financial reporting. As of the date of this proxy statement, KPMG has not yet completed its audit of the Company's internal control over financial reporting. The Audit Committee has approved all services comprising the integrated audit. The audit fees for 2004 shown above have been billed by KPMG and approved by the Audit Committee. KPMG has billed approximately $700,000 of additional fees for the 2004 integrated audit over the amount shown above. KPMG and management are in discussions regarding the amounts billed and proposed to be billed. Accordingly, the ultimate aggregate amount of KPMG's audit fees has not been approved by the Audit Committee as of the date of this proxy statement.



     (b) Audit-related fees are fees in respect of attest services not required by statute or regulation, due diligence and employee benefit plan audits.



     (c) Tax fees are fees in respect of tax return preparation, consultation on tax matters, tax advice relating to transactions and other tax planning and advice.



     The Audit Committee has considered whether KPMG's provision of non-audit services is compatible with maintaining the auditor's independence.


PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES


     In accordance with the Company's Audit Committee charter, the Audit Committee pre-approves all audit and non-audit services before the independent auditors are engaged by the Company to render such services.


                             AUDIT COMMITTEE REPORT


     The role of the Audit Committee is to assist the Board in its oversight of
(i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence and (iv) the performance of the independent auditors and the Company's internal audit function; and to prepare this report. The Board of Directors, in its business judgement, has determined that all members of the Committee are "independent," as required by applicable listing standards of The New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Committee operates pursuant to a Charter that was originally adopted by the Board on May 18, 2000, as amended on November 15, 2001, and further amended and restated on November 21, 2003 and again on March 15, 2005. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and the effectiveness of internal control over financial reporting. Management is responsible for maintaining the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing management's assessment of the effectiveness of internal control over financial reporting in accordance with PCAOB Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.

     In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as adopted by the PCAOB and currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB and currently in effect, and has discussed with the independent auditor the auditor's independence from the Company and its management in accordance with the applicable rules and regulations of the SEC and PCAOB implementing the auditor independence requirements prescribed by the Sarbanes-Oxley Act of 2002. Any non-audit services performed by the independent auditors have been specifically pre-approved by the Audit Committee.



     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not employed by the Company for accounting, financial management, internal control or to set auditor independent standards. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate (i) accounting and financial reporting principles and policies designed to assure compliance with accounting standards and applicable standards and applicable laws and regulations or (ii) internal control over financial reporting. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."



     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee is recommending to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission.



                        SUBMITTED BY THE AUDIT COMMITTEE


                      OF THE COMPANY'S BOARD OF DIRECTORS



Dated: March 29, 2005



JOSEPH M. ADAMKO, CHAIR     WALTER FELDESMAN     HENRY J. HUMPHREYS    EUGENE T.
                                    ROSSIDES



TRANSACTIONS WITH THE COMPANY AND OTHER MATTERS



     From time to time, officers and directors of the Company and their family members or associates have purchased, or may purchase, short-term notes of the Company and certificates of deposit from the Bank on the same terms available to other persons. The Bank and its mortgage subsidiary also make loans from time to time to related interests of directors and executive officers. Such loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS


     The following table sets forth, as of March 25, 2005, holdings of the Company's Common Shares by each present director and each of the executive officers named in the Summary Compensation Table on page 3 and by all directors and executive officers as a group. The Common Shares are traded on The New York Stock Exchange and the closing price on March 24, 2005 was $23.54 per share.



                                                               NUMBER AND
                                                                NATURE OF
                                                              COMMON SHARES
                                                              BENEFICIALLY    % OF OUTSTANDING
                            NAME                               OWNED(1)(2)     COMMON SHARES
                            ----                              -------------   ----------------
Robert Abrams...............................................       41,859           0.23
Joseph M. Adamko............................................       49,195           0.27
Anthony E. Burke............................................        7,200           0.04
Louis J. Cappelli...........................................    1,288,897           6.79
Walter Feldesman............................................       64,539           0.35
Fernando Ferrer.............................................        2,364           0.01
Allan F. Hershfield.........................................       47,218           0.26
Henry J. Humphreys..........................................       46,802           0.26
John C. Millman.............................................      551,264           2.98
Eugene T. Rossides..........................................       36,907           0.20
John W. Tietjen.............................................      142,208           0.77
John A. Aloisio.............................................      146,861           0.80
Howard M. Applebaum.........................................       84,153           0.46
                                                                ---------          -----
All directors and executive officers as a group (13 in
  group)....................................................    2,509,467          12.81


---------------


     (1) For purposes of this table "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any Common Shares that such person or group has the right to acquire within 60 days after March 25, 2005. For purposes of computing the percentage of outstanding Common Shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after March 25, 2004 are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group.



     (2) Each director and officer has sole voting and investment power with respect to the securities indicated above to be owned by him, except that in the case of Messrs. Millman, Tietjen and Aloisio, shares shown as owned include 11,077, 211 and 6 Common Shares, respectively, held in profit sharing plans as to which they have power to direct the vote. The shares shown as owned include as to Messrs. Adamko and Hershfield, 32,593 Common Shares each; as to Mr. Humphreys, 31,201 Common Shares; as to Messrs. Feldesman and Rossides, 19,091 Common Shares each; as to Mr. Abrams, 22,466 Common Shares; as to Mr. Ferrer, 2,214 Common Shares; as to Messrs. Cappelli, Millman, Tietjen, Aloisio and Applebaum and all directors and executive officers as a group, 680,660, 220,431, 95,402, 91,339, 57,198 and 1,303,919 Common Shares, respectively, covered by outstanding share options exercisable within 60 days; and, as to Messrs. Cappelli and Millman, include 22,500 and 4,500 Common Shares, respectively, granted under the Company's Share Incentive Plan as to which they do not have sole investment power.



     In addition, the shares shown as owned by Mr. Adamko include 4,602 Common Shares owned by his wife, the shares shown as owned by Mr. Cappelli include 678 Common Shares owned by his wife, the shares shown as owned by Mr. Millman include 278 Common Shares owned by his wife and 1,140 Common Shares owned by his wife's Individual Retirement Account, and the shares shown as owned by Mr. Aloisio include 181 Common Shares owned by his wife, beneficial ownership of which each of them disclaims.

     The following table sets forth the persons or groups known to the Company to be the beneficial owner of more than five percent of the outstanding Common Shares based upon information provided by them to the Company as of March 25, 2005.



                                                               NUMBER AND
                                                                NATURE OF
                                                              COMMON SHARES    APPROXIMATE
                                                              BENEFICIALLY    PERCENTAGE OF
                      NAME AND ADDRESS                          OWNED(1)          CLASS
                      ----------------                        -------------   -------------
FMR Corp.,
Edward C. Johnson 3d, and Abigail P. Johnson,
Fidelity Management & Research Company......................     1,818,492(2)      9.94
82 Devonshire Street
Boston, Massachusetts 02109

Louis J. Cappelli...........................................     1,288,897(3)      6.79
650 Fifth Avenue
New York, New York 10019

Babson Capital Management, LLC..............................  1,240,887.60(4)      6.78
One Memorial Drive
Cambridge, Massachusetts 02142-1300

Certain Barclays Bank related entities......................     1,050,065(5)      5.74
45 Fremont Street
San Francisco, California 94105


---------------

     (1) See Footnote 1, page 14, for definition of "beneficial ownership."



     (2) The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by FMR Corp., Edward C. Johnson 3d, and Abigail
P. Johnson. According to said schedule, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 1,818,492 of the Common Shares set forth in the above table as a result of acting as investment adviser to various investment companies ("Fidelity Funds"). Fidelity states that one Fidelity Fund, Fidelity Low Priced Stock Fund, owns 1,818,492 of the Common Shares owned by Fidelity. Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp. (through its control of Fidelity) and the Fidelity Funds each has sole dispositive power with respect to 1,818,492 Common Shares, but do not have the sole power to vote or direct the voting of the Common Shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees. Through their ownership of voting common shares of FMR Corp. and the execution of a shareholders' voting agreement with respect to FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and other members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.



     (3) See Footnote 2, page 14, for number and nature of the Common Shares.



     (4) The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005 by Babson Capital Management, LLC ("Babson"). According to said schedule, Babson, which is an investment advisor, states that the shares of Common Stock are owned by various of its investment advisory clients. Moreover, according to said schedule, Babson has sole voting power for 1,233,967.60 Common Shares, shared voting power for 6,920 Common Shares and sole dispositive power for 1,240,887.6 Common Shares.



     (5) The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by certain Barclays Bank related entities. According to said schedule, the reporting entities are Banks. Barclays Global Investors, NA, has the sole voting power for 766,851 and sole dispositive power for 857,024 Common Shares. Barclays Global Fund Advisors has the sole voting power for 182,344 and sole dispositive power for 193,041 Common Shares and together have the power to vote or to direct the vote for 949,195 Common Shares and the power to dispose or to direct the disposition of 1,050,065 Common Shares. The shares are reported to be held in trust accounts for the economic benefit of the beneficiaries of those accounts.



     Except as set forth above, the Company does not know of any person that owns more than 5% of any class of the Company's voting securities.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Based solely on the review of the Forms 3, 4 and 5 furnished to the Company and certain representations made to the Company, the Company believes that there were no filing deficiencies under Section 16(a) by its directors, executive officers and 10 percent holders.


                                    GENERAL


2006 ANNUAL MEETING



     Any shareholder who may desire to submit under the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) a proposal for inclusion in the Company's proxy and proxy statement for the 2006 Annual Meeting of Shareholders currently scheduled to be held on April 20, 2006, must present such proposal in writing to the Company at 650 Fifth Avenue, New York, New York 10019-6108, Attention: Monica Lercher, Corporate Secretary, not later than the close of business on December 12, 2005. Under the Company's Bylaws, any shareholder who desires to submit a proposal outside of the process provided by the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) or desires to nominate a director at the 2006 Annual Meeting of Shareholders must provide timely notice thereof in the manner and form required by the Company's Bylaws by February 20, 2006 (but not before January 20, 2006). If the date of the 2006 Annual Meeting should change, such deadline would also change.


OTHER

     Management knows of no other business to be presented to the Annual Meeting of Shareholders, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with their best judgment.

     The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by personal interview, telephone or telegram. The Company reimburses brokerage houses, custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to their principals. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, which firm will, by agreement, receive compensation of $3,500, plus expenses, for these services.


     The Annual Report to Shareholders (which is not a part of the proxy soliciting material) for the fiscal year ended December 31, 2004 accompanies this Notice and Proxy Statement.



     THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. A COPY OF THE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER SENDING A WRITTEN REQUEST THEREFOR TO JOHN W. TIETJEN, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, STERLING BANCORP, 650 FIFTH AVENUE, NEW YORK, NEW YORK 10019-6108.


                                          STERLING BANCORP


Dated: March 31, 2005

                                                                         ANNEX A

                                STERLING BANCORP
                            AUDIT COMMITTEE CHARTER

     I. Purpose of the Audit Committee: The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Sterling Bancorp (the "Company") is to:

          1. assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the independent auditors and the Company's internal audit function; and

          2. prepare the report required to be prepared by the Audit Committee pursuant to the rules of the Securities and Exchange Commission ("SEC") for inclusion in the Company's annual proxy statement to shareholders.


     The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements and Form 10-K, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management's assessment of the effectiveness of internal control over financial reporting and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.


     The independent auditors shall submit to the Committee annually a formal written statement (the "Auditors' Statement") describing: (i) the auditors' internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (iii) (to assess the auditors' independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1.

     The independent auditors shall submit to the Committee annually a formal written statement of the fees billed to the Company in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements;
(ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

     II. Committee Membership: The Committee shall be comprised of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise "independent" under the rules of the New York Stock Exchange, Inc., and the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder. The Board shall determine that each Committee member is "financially literate," and that at least one member of the Committee has "accounting or related financial management expertise," as such qualifications are interpreted by the Board of Directors in its business judgment, and whether any member is an "audit committee financial expert," as defined by the SEC. The SEC rules require disclosure of whether the Company has an audit committee financial expert serving on its audit committee in its annual report in accordance with applicable regulations. If the Board has determined that a member of the Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

     No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company's annual proxy statement. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than (i) director's fees, which may be received in cash, share options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

     Members shall be appointed by the Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. Members shall have such knowledge, ability and experience as the Board considers appropriate for the effective discharge of the Audit Committee's duties and responsibilities.

     III. Committee Structure and Operations: The Board shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Committee shall meet periodically, as required to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee shall meet separately with management, the chief auditor of the internal auditing department and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     IV. Duties and Powers of the Committee: To carry out its purposes, the Committee shall have the following duties and powers:

          1.  with respect to the independent auditors,

             (i) to be directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditors (including the resolution of disagreements between management and independent auditors regarding financial reporting) who shall report directly to the Committee;

             (ii) to be directly responsible for the appointment, retention, compensation and oversight of the work of any public accounting firm, other than the independent auditors, engaged to perform audit, review or attestation services for the Company, which firm shall report directly to the Committee.

             (iii) to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

             (iv) to ensure that the independent auditors prepare and deliver annually an Auditors' Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;


             (v) to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

             (vi) to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors assigned to the Company's account;


             (vii) to discuss with management the timing and process for implementing the rotation of the lead audit partner assigned to Company's account, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself; and



             (viii) to take into account the opinions of management and the Company's internal auditors in assessing the independent auditors' qualifications, performance and independence;


          2.  with respect to the internal auditing department,

             (i) to review the appointment and any replacements of the chief auditor of the internal auditing department; and

             (ii) to advise the chief auditor of the internal auditing department that he or she is expected to provide to the Committee summaries of and, as appropriate, complete copies of the significant reports to management prepared by the internal auditing department and management's responses thereto;


          3. with respect to accounting principles and policies, financial reporting and internal control over financial reporting,



             (i) to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;



             (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:



           - deficiencies including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;


           -  consideration of fraud in a financial statement audit;

           -  detection of illegal acts;

           - the independent auditors' responsibility under generally accepted auditing standards;

           -  any restrictions on audit scope;

           -  significant accounting policies;

           - significant issues discussed with the national office of the independent auditors respecting auditing or accounting issues presented by the engagement;

           -  management judgments and accounting estimates;

           - any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

           - the responsibility of the independent auditors for other information in documents containing audited financial statements;

           -  disagreements with management;

           -  consultation by management with other accountants;

           - major issues discussed with management prior to retention of the independent auditors;

           -  difficulties encountered with management in performing the audit;

           - the independent auditors' judgments about the quality of the entity's accounting principles;

           - reviews of interim financial information conducted by the independent auditors; and

           - the responsibilities, budget and staffing of the Company's internal audit function;

             (iii) to meet with management, the independent auditors and the chief auditor of the internal auditing department:

           -  to discuss the scope of the annual audit;

           - to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

           - to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company's financial statements;

           - to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

           - to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

           - to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

           - to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;


             (iv) to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;


             (v) to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

             (vi) to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

             (vii) to discuss with appropriate Company personnel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, or compliance policies, including material notices to or inquiries received from governmental agencies;

             (viii) to discuss and review the type and presentation of information to be included in earnings press releases;

             (ix) to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

             (x) to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

             (xi) to consider any reports submitted to it concerning material violations of applicable securities laws, material breaches of fiduciary duty or similar material violations of any law by the Company or by any director, officer, employee, or agent of the Company and determine what action or response is necessary or appropriate;

             (xii) to interpret and apply the Sterling Bancorp Code of Business Conduct and Ethics to specific situations in which questions are presented to it and to take all action it considers appropriate to investigate any violations reported to it; and

             (xiii) to establish hiring policies for employees or former employees of the independent auditors;

          4.  with respect to reporting and recommendations,

             (i) to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

             (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors;

             (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

             (iv) to prepare and review with the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

     V. Delegation to Subcommittee. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

     VI. Resources and Authority of the Committee: The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

                                STERLING BANCORP

                   650 FIFTH AVENUE, NEW YORK, NY 10019-6108

                            [STERLING BANCORP LOGO]

                                                                                                                   Mark Here   [  ]
                                                                                                                   for Address
                                                                                                                   Change or
                                                                                                                   Comments
                                                                                                                   SEE REVERSE SIDE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE            FOR           WITHHOLD      2.  In their discretion the Proxies are authorized
                   FOR                          All Nominees  For All Nominees      to vote to upon such other business as may
1. ELECTION OF DIRECTORS                            [ ]              [ ]            properly come before the meeting.
   01  Robert Abrams, 02 Joseph M. Adamko,
   03  Louis J. Cappelli, 04 Walter Feldesman
   05  Fernando Ferrer, 06 Allan F. Hershfield,
   07  Henry J. Humphreys, 08 John C. Millman,
   09  Eugene T. Rossides.

To withhold authority to vote for any
individual nominee(s) write that nominee's name in the space provided.

------------------------------------------------

                                                                                    THIS PROXY WILL BE VOTED AS DIRECTED BY THE
                                                                                    SHAREHOLDER IN THE MANNER DIRECTED HEREIN. IF
                                                                                    THIS CARD CONTAINS NO SPECIFIC VOTING
                                                                                    INSTRUCTIONS, SHARES WILL BE VOTED IN ACCORDANCE
                                                                                    WITH THE RECOMMENDATION OF THE BOARD OF
                                                                                    DIRECTORS.



Signature                                           Signature                                       Date
          ------------------------------------------          -------------------------------------      --------------------------
Please mark, date, and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.

                                                      -- FOLD AND DETACH HERE --

                                                Vote by Internet or Telephone or Mail
                                                    24 Hours a Day, 7 Days a Week

                            Internet and telephone voting is available through 11:59 PM Eastern Time the business day prior to annual meeting day.

          Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                 Internet                                       Telephone                                 Mail

      http://www.proxyvoting.com/stl                         1-866-540-5760                        Mark, sign and date
   Use the internet to vote your proxy.      OR      Use any touch-tone telephone to      OR       your proxy card and
       Have your proxy card in hand                  vote your proxy. Have you proxy                return it in the
      when you access the web site.                    card in hand when you call.                enclosed postage-paid
                                                                                                        envelope.

               If you vote you proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

PROXY

                                               THIS PROXY IS SOLICITED ON BEHALF
                                                       OF THE BOARD OF DIRECTORS

                                STERLING BANCORP

             ANNUAL MEETING OF SHAREHOLDERS, THURSDAY, MAY 5, 2005

     The undersigned appoints Louis J. Cappelli, Allan F. Hershfield and Henry
J. Humphreys, or any one of them, attorneys and proxies with power of substitution, to vote all of the Common Shares of Sterling Bancorp standing in the name of the undersigned at the Annual Meeting of Shareholders on Thursday, May 5, 2005, and all adjournments thereof, hereby revoking any proxy heretofore given.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

-------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
-------------------------------------------------------------------------------

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                           -- FOLD AND DETACH HERE --


                                       40